UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
____________________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): March 7, 2013
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Boyd Gaming Corporation
(Exact Name of Registrant as Specified in its Charter)
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Nevada	001-12882	88-0242733
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3883 Howard Hughes Parkway, Ninth Floor
Las Vegas, Nevada 89169
(Address of Principal Executive Offices, Including Zip Code)

(702) 792-7200
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On March 7, 2013, Boyd Gaming Corporation (the “Company”) issued a notice of its election to redeem $150,000,000 of its 6.75% Senior Subordinated Notes due 2014 (the “Notes”) outstanding on April 6, 2013. The redemption will be effected pursuant to the provisions of the Indenture, dated as of April 15, 2004 (the “Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), which governs the Notes. The Indenture is incorporated herein by reference to Exhibit 4.8 of the Company's Registration Statement on Form S-4 that was filed with the Securities and Exchange Commission (the “SEC”) on June 10, 2004. The Trustee will act as paying agent with respect to the redemption of the Notes.

The Notes will be redeemed at a redemption price of 100.000% of their principal amount plus accrued and unpaid interest to the redemption date, April 6, 2013, subject to the right of holders of record on April 1, 2013 to receive accrued and unpaid interest on the redemption date. As of December 31, 2012, there was approximately $215.7 million in aggregate principal amount of the Notes outstanding. The Notes will be selected for redemption by The Depository Trust Company applicable procedures unless otherwise required by law or applicable stock exchange requirements. From and after April 6, 2013, interest on the 6.75% Senior Subordinated Notes that are redeemed shall cease to accrue.

A press release issued by the Company announcing that it has called the redemption of the Notes is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
99.1	Press release, dated March 7, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registration has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 11, 2013	Boyd Gaming Corporation

/s/ Josh Hirsberg
Josh Hirsberg
Senior Vice President, Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press release, dated March 7, 2013